Exhibit 99.1

GEORGIA ERBEZ APPOINTED
CHIEF FINANCIAL OFFICER OF ASTERIAS BIOTHERAPEUTICS

Executive Brings Proven Executive Leadership and Financial Acumen to Asterias

Menlo Park, Calif. November 2, 2015-- Asterias Biotherapeutics, Inc. (NYSE MKT: AST), a biotechnology company focused on the emerging field of regenerative medicine, today announced the appointment of Georgia Erbez to the position of Chief Financial Officer of the Company effective November 9, 2015.  Ms. Erbez joins Asterias after serving as a financial consultant to numerous biotechnology companies and previously serving as Chief Financial Officer, Secretary, and Treasurer of Raptor Pharmaceutical Corp.  She will report to Asterias’s President & CEO Pedro Lichtinger and will be based at the Company’s Menlo Park, California headquarters.

“After an extensive search for a financial executive with a broad range of experience and strategic acumen, we are delighted that Georgia has joined the Asterias team,” said Mr. Lichtinger.  “Her addition to our senior management team is another significant milestone for the company as we continue to broaden our capabilities to address large and growing market opportunities, build shareholder value and implement steps to increase Asterias’s independence.  Georgia brings to our Company an impressive track record of achievement and a broad range of financial management and strategic planning experience, especially in the areas of capital resource development and business development.  As we continue to advance our three lead therapeutic product candidate programs through clinical development, Georgia will play a critical role in the ongoing success of our Company.”

Ms. Erbez served as Raptor’s CFO, Secretary, and Treasurer from 2012 to 2014.  She was a key member of the management team that guided Raptor through a growth phase including first drug approval and commercial drug launch.  Prior to Raptor, Ms. Erbez was a Managing Director, Healthcare Investment Banking at Collins Stewart, a senior level investment banker at Beal Advisors, Jeffries & Company, Inc. and Cowen and Company.  She has also held positions of increasing responsibility at the investment banks Hambrecht & Quist and Alex, Brown & Sons Inc.  Ms. Erbez was awarded of Bachelor of Arts degree, International Relations from the University of California at Davis.

“This is an exciting time to join Asterias as the company focuses on developing its broad portfolio of innovative cellular therapeutics,” said Ms. Erbez.  “Asterias has a very bright future with three programs that are making progress in the clinic and its leadership team with a proven track record of success in our industry as well as generating shareholder returns. I look forward to working with Pedro and the team to maximize our opportunities for success while building shareholder value as we work together to meet unmet patient needs.”

About Asterias Biotherapeutics

Asterias Biotherapeutics, Inc. (NYSE MKT: AST) is a biotechnology company in the emerging field of regenerative medicine. The Company's proprietary, industry-leading platforms are based on its pluripotent stem cell and dendritic cell immunotherapy technologies. Asterias is focused on developing therapies to treat conditions in several medical areas where there is high unmet medical need and inadequate available therapies. AST-OPC1 (oligodendrocyte progenitor cells) is currently in a Phase 1/2a dose escalation clinical trial in spinal cord injury. AST-VAC1 (antigen-presenting autologous dendritic cells) has demonstrated promise in a Phase 2 study in acute myelogenous leukemia. AST-VAC2 (antigen-presenting allogeneic dendritic cells) represents a second generation, allogeneic approach to dendritic cell vaccines.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Asterias, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Asterias, particularly those mentioned in the cautionary statements found in Asterias’ filings with the Securities and Exchange Commission. Asterias disclaims any intent or obligation to update these forward-looking statements.

Contacts

Investors
InvestorRelations@asteriasbio.com
(650) 433-2992
or
Investor Contact:
EVC Group, Inc.
Michael Polyviou/Greg Gin
(646) 445-4800, mpolyviou@evcgroup.com; ggin@evcgroup.com